Exhibit 10.12

ALLEN & COMPANY LLC

711 FIFTH AVENUE - NEW YORK, N.Y. 10022 (212) 832-8000

September 12, 2005

Cardica, Inc.

900 Saginaw Drive

Redwood City, California 94063

(650) 364-9975

Attn:	Bernard Hausen
Chief Executive Officer

Gentlemen:

You have advised us that Cardica, Inc. (the “Company”) proposes to effect an initial public offering of its Common Stock (the “Shares”) sufficient to raise gross proceeds of approximately $40 million. Based upon our discussions of the Company’s plans and its business and financial condition, hut subject to our continuing due diligence inquiry and review, Allen & Company LLC and A.G. Edwards & Sons, Inc. would be prepared to manage, on a firm commitment basis, an underwritten initial public offering of the Shares.

The public offering price of the Shares and the underwriting discount will be determined by mutual agreement immediately prior to the public distribution of the Shares. In negotiating the offering price of the Shares, it is understood that we will consider the market prices of securities of comparable publicly traded life-science technology companies, the anticipated demand for the Shares and market conditions in general at the time of the proposed distribution. While the underwriting discount will depend upon various factors, including the amount of institutional versus retail demand for the securities and the overall market reception for the offering, it is our present belief that the offering could be effectively marketed with an underwriting discount of approximately 7%. Based upon the expression of intention set forth herein,. the Company agrees to take such action as may be reasonably necessary to register the Shares under the Securities Act of 1933. as amended (the “Act”). In connection with such registration, the Company will carefully prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”), including financial statements and schedules for such periods, and in such form, as required, in all material respects, by the Act and the rules and regulations of the Commission thereunder.

Our offering of the Shares would be pursuant to an underwriting agreement that would provide, among other matters, the following:

1.            We would purchase the Shares from the Company on a firm commitment basis at the offering price less underwriting discounts and commissions which shall be mutually acceptable to the Company and us. We may associate with other underwriters (collectively, with us, the “Underwriters”) who shall be members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) and who, acting severally, would agree to purchase a

Cardica, Inc.

September 12, 2005

portion of the Shares directly from the Company. on a firm commitment basis, subject to all the terms of an underwriting agreement.

2.            Except as provided in the next sentence, the Company will represent and warrant, in customary form, as to the accuracy of the Registration Statement and prospectus incorporated therein (the “Prospectus”), and the Company will indemnify the Underwriters against any liability under the Act or otherwise for material misstatements or omissions in the Registration Statement or Prospectus, except for material misstatements or omissions with respect to information furnished by any of the Underwriters for use in the “Underwriting” section of the prospectus for which no representation shall be made by the Company. The Underwriters will represent and warrant to the Company, and the Underwriters will indemnify the Company for any liability under the Act or otherwise for material misstatements or omissions in the Registration Statement and Prospectus with respect to information furnished by the Underwriters for use in the “Underwriting” section of the prospectus.

3.            All proceedings in connection with the issuance, registration and delivery of the Shares will be subject to, among other matters, (a) the approval of agreements, opinions and certificates called for in the Underwriting Agreement to the reasonable satisfaction of Underwriters’ counsel, (b) the delivery of certificates of representation of the Company at the closing stating that there are no material adverse changes in the business, properties or financial condition of the Company, (c) the absence of any general financial or economic calamity, (d) the receipt of “comfort” letters of the Company’s regularly retained certified public accountants and opinions of the Company’s legal counsel in form and substance to our satisfaction and (e) other customary conditions.

4.            The Company shall bear and be responsible for all expenses incurred in connection with proposed financing including, but not limited to, the costs of preparing, printing and filing with the Commission the Registration Statement and amendments, post-effective amendments and supplements thereto; preparing, printing and delivering all underwriting and selling documents and stock certificates; initial transfer tax charges, if any; the Commission’s registration fee, the NASD filing fees and any other filing fees and disbursements; the fees and disbursements of the transfer agent; the filing fees, legal fees and other expenses of registering or qualifying the Shares for offer and sale under the securities or blue sky laws of the various states in which the Underwriters intend to offer and sell the Shares (including the legal fees and disbursements of Underwriters’ counsel serving in such capacity); and the Company’s expenses incurred in connection with “roadshows” and other meetings or presentations relating to the offering. The Company shall provide to the Underwriters an initial payment of $25,000 as an advance against actual out-of-pocket expenses incurred in connection with the offering, including legal and other expenses of the Underwriters. In addition, if the proposed offering is terminated or the parties determine not to pursue the financing for any reason, the Company shall reimburse the Underwriters, for their actual and documented out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters incurred in connection with the offering up to a maximum of $100,000 (including the initial $25,000 payment). In the event of any inconsistency between the terms hereof and the terms of an executed Underwriting Agreement, the Underwriting Agreement shall control.

Cardica, Inc.

September 12, 2005

5.            If requested by the Underwriters, the Company shall grant to the Underwriters the option, exercisable for a period of 30 days from the date of the Underwriting Agreement, for the purpose of covering overallotment, to acquire up to such number of shares of Common Stock of the Company as shall be equal to 15% of the Shares, at the same price at which the Shares are being purchased.

6.            All officers and directors of the Company and those holders of more than 1% of the outstanding shares of the Company’s Common Stock requested by the Underwriters will agree not to sell, offer to sell, contract for sale or otherwise transfer (except by gift or other disposition not for value subject to the donee’s or other transferee’s entering into the same agreement, or by the laws of descent and distribution), without the prior written consent of the managing Underwriter, any such shares for 180 days following the commencement of the distribution of the Shares, or such other shorter time period as shall be determined by the managing Underwriter.

The foregoing is only a brief outline of the proposed financing and each of the foregoing terms must be interpreted in the form in which it finally appears in the proposed underwriting agreement and related document. While it is the intention of the parties hereto that upon satisfaction of the conditions set forth in this letter, subject as well to market conditions at the time, a public offering of the Shares be made, this letter cannot be construed as a commitment by the Underwriters to purchase the Shares or to make such public offering nor as a commitment by the Company in any respect. Our obligation to purchase and sell the Shares shall be conditioned upon completion to our satisfaction of a comprehensive review of your business operations and future prospects as well as the negotiation, execution and delivery of a satisfactory underwriting agreement between the Company and the Underwriters (and this letter is not to be construed as such an agreement nor as a contract to enter into such an agreement) to he entered into immediately prior to the time of the public offering and shall be conditioned further upon compliance by the Company with all of the terms, conditions, covenants and representations and warranties contained in this letter and in such underwriting agreement.

Cardica, Inc.

September 12, 2005

Please indicate your intention to proceed with the proposed offering on the terms set forth above by signing and returning to us the enclosed copy of this letter.

Very truly yours.

ALLEN & COMPANY LLC

By:	/s/ Kim M. Wieland
	Name:	Kim M. Wieland
	Title:	Managing Director & CFO

A. G. EDWARDS & SONS, INC.

By:	/s/ Richard Giles
Name:
Title:	Managing Director

Accepted and agreed to

As of the date first above written:

CARDICA, INC.

By:	/s/ Bernard Hausen
	Name:	Bernard Hausen
	Title:	President & CEO

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